Exhibit (h)(2)

                              AMENDED AND RESTATED
                        PRICING AND BOOKKEEPING AGREEMENT

         AGREEMENT dated as of November 1, 2003, between each Massachusetts Business Trust (Trust) designated in Appendix I from time to time, and Columbia Management Advisors, Inc. (Columbia), an Oregon corporation. The Trust and Columbia agree as follows:

         1. Appointment. The Trust may offer an unlimited number of series (Funds), each of which may have multiple classes of shares (Shares). This Agreement will apply to each Fund on the Effective Date set forth in Appendix I as amended from time to time.

         2. Services. Columbia shall (i) determine and timely communicate to persons designated by the Trust the Fund's net asset values and offering prices per Share; and (ii) maintain and preserve in a secure manner the accounting records of the Fund. All records shall be the property of the Fund. Columbia will provide disaster planning to minimize possible service interruption.

         3. Audit, Use and Inspection. Columbia shall make available on its premises during regular business hours all records of a Fund for reasonable audit, use and inspection by the Trust, its agents and any regulatory agency having authority over the Fund.

         4. Compensation. The Trust will pay Columbia for each Fund (except for those Funds marked with an (*) in Appendix I hereto, as described in more detail below, and except for Columbia Large Company Index Fund, Columbia U.S. Treasury Index Fund and Columbia Small Company Index Fund, on behalf of which the Trust pays no fees) a monthly fee consisting of a Flat Fee plus an Asset-Based Fee, as follows:

         (a) "Flat Fee." For each Fund that is a stand-alone fund or a master fund in a master/feeder structure, as identified as such on Schedule A, an annual fee of $10,000, paid monthly. For each Fund that is a feeder fund in a master/feeder structure, as identified as such on Schedule A, an annual fee of $5,000, paid monthly; plus

         (b) "Asset-Based Fee." For each Fund that is a stand-alone fund or a feeder fund in a master/feeder structure, as identified as such on Schedule A, that has average net assets of more than $50 million in any particular month, a monthly fee equal to the average net assets of the Fund for that month multiplied by the Asset-Based Fee Rate. The "Asset-Based Fee Rate" shall be calculated as follows:

                  [(number of stand-alone funds and master funds on Schedule A x $105,000) + (number of feeder funds on Schedule A x $12,000) - (annual flat fees payable by each fund on Schedule A)] / (average monthly net assets of all stand-alone funds and feeder funds on Schedule A with average monthly net assets of more than $50 million in that month)

[Note: certain of the funds listed on Schedule A are not party to the Agreement but are listed for the purpose of calculating the fees above.] The Trust also shall reimburse Columbia for any and all out-of-pocket expenses and charges, including fees payable to third parties for pricing a Fund's portfolio securities, in performing services under this Agreement.

The applicable Trust, on behalf of each Fund marked with an (*) in Appendix I hereto, will pay Columbia an annual fee based on the average net assets of each Fund as follows:

           Assets                                                                    Fee
           ------                                                                    ---
           Net assets under $50 million                                              $25,000
           Net assets of $50 million but less than $200 million                      $35,000
           Net assets of $200 million but less than $500 million                     $50,000
           Net assets of $500 million but less than $1 billion                       $85,000
           Net assets in excess of $1 billion                                        $125,000

If any Fund has more than 25% in non-domestic assets, it shall pay 150% of the fees described above. Each Fund also shall reimburse Columbia for any and all out-of-pocket expenses and charges, including fees payable to third parties for pricing the Fund's portfolio securities, in performing services under this Agreement.

         5. Compliance. Columbia shall comply with applicable provisions relating to pricing and bookkeeping of the prospectus and statement of additional information of a Fund and applicable laws and rules in the provision of services under this Agreement.

         6. Limitation of Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of Columbia, or reckless disregard of its obligations and duties hereunder, Columbia shall not be subject to any liability to the Trust or Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

         7. Amendments. The Trust shall submit to Columbia a reasonable time in advance of filing with the Securities and Exchange Commission copies of any changes in its Registration Statements. If a change in documents or procedures materially increases the cost to Colonial of performing its obligations, Colonial shall be entitled to receive reasonable additional compensation.

         8. Duration and Termination, etc. This Agreement may be changed only by writing executed by each party. This Agreement: (a) shall continue in effect from year to year so long as approved annually by vote of a majority of the Trustees who are not affiliated with Colonial; (b) may be terminated at any time without penalty by sixty days' written notice to either party; and (c) may be terminated at any time for cause by either party if such cause remains unremedied for a reasonable period not to exceed ninety days after receipt of written specification of such cause. Paragraph 6 of this Agreement shall survive termination. If the Trust designates a successor to any of Columbia's obligations, Columbia shall, at the expense and direction of the Trust, transfer to the successor all Trust records maintained by Columbia.

         9. Miscellaneous. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

         10. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Columbia under this Agreement, Columbia may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Columbia, provided that Columbia shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. Except as otherwise provided in paragraph 4 herein, all costs and expenses associated with services provided by any such third parties shall be borne by Columbia or such parties.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above.


EACH TRUST DESIGNATED IN APPENDIX I


By:      ___________________________________
         Joseph R. Palombo, President


COLUMBIA MANAGEMENT ADVISORS, INC.


By:      ___________________________________________
         Joseph R. Palombo, Executive Vice President and Chief Operating Officer


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.



New P_B Agrmt. (2)                                           I-1
                                                           APPENDIX I

Trust                           Series                                                              Effective Date
Columbia Funds Trust I          Columbia High Yield Opportunity Fund                                11/1/91
                                Columbia Strategic Income Fund                                      5/1/92
                                Columbia Tax-Managed Growth Fund                                    12/30/96
                                Columbia Tax-Managed Value Fund                                     6/1/99
                                Columbia Tax-Managed Growth Fund II                                 3/1/00
                                Columbia Tax-Managed Aggressive Growth Fund                         8/1/00

Columbia Funds Trust II         Columbia Newport Japan Opportunities Fund                           6/3/96
                                Columbia Newport Greater China Fund                                 5/12/97
                                Columbia Money Market Fund                                          3/2/98

Columbia Funds Trust III        Columbia Mid Cap Value Fund                                         11/1/91
                                Columbia Liberty Fund                                               2/14/92
                                Columbia Federal Securities Fund                                    2/14/92
                                Columbia Global Equity Fund                                         2/14/92
                                Columbia Contrarian Income Fund                                     10/19/98
                                *Columbia Intermediate Government Income Fund                       11/25/02
                                *Columbia Quality Plus Bond Fund                                    11/25/02
                                *Columbia Corporate Bond Fund                                       11/25/02

Columbia Funds Trust IV         Columbia Tax-Exempt Fund                                            11/1/91
                                Columbia Tax-Exempt Insured Fund                                    11/1/91
                                Columbia Utilities Fund                                             2/14/92
                                Columbia Municipal Money Market Fund                                2/14/92

Columbia Funds Trust V          Columbia Massachusetts Tax-Exempt Fund                              11/1/91
                                Columbia Connecticut Tax-Exempt Fund                                11/1/91
                                Columbia California Tax-Exempt Fund                                 8/3/92
                                Columbia New York Tax-Exempt Fund                                   8/3/92
                                *Columbia Intermediate Tax-Exempt Bond Fund                         11/25/02
                                *Columbia Massachusetts Intermediate Municipal Bond Fund            12/09/02
                                *Columbia Connecticut Intermediate Municipal Bond Fund              11/18/02
                                *Columbia New Jersey Intermediate Municipal Bond Fund               11/18/02
                                *Columbia New York Intermediate Municipal Bond Fund                 11/25/02
                                *Columbia Rhode Island Intermediate Municipal Bond Fund             11/18/02
                                *Columbia Florida Intermediate Municipal Bond Fund                  11/18/02
                                *Columbia Pennsylvania Intermediate Municipal Bond Fund             11/25/02
                                Columbia Large Company Index Fund                                   12/09/02
                                Columbia U.S. Treasury Index Fund                                   11/25/02
                                Columbia Small Company Index Fund                                   11/25/02

Columbia Funds Trust VI         Columbia Growth & Income Fund                                       7/1/92
                                Columbia Small Cap Value Fund                                       11/2/92
                                Columbia Newport Asia Pacific Fund                                  8/25/98

Columbia Funds Trust VII        Columbia Newport Tiger Fund                                         5/1/95
                                Columbia Europe Fund                                                11/1/99


Columbia Floating Rate
     Advantage Fund

                                                          COLUMBIA MANAGEMENT ADVISORS, INC.

By:      _______________________________                  By:     __________________________________________
         Joseph R. Palombo, President                             Joseph R. Palombo
                                                                  Executive Vice President and Chief Operating Officer

Dated:  November 1, 2003





New P_B Agrmt. (2)                                           A-3
                                                           SCHEDULE A

COLUMBIA FUNDS TRUST I
Columbia High Yield Opportunity Fund                                            Fund
Columbia Strategic Income Fund                                                  Fund
Columbia Tax-Managed Growth Fund                                                Fund
Columbia Tax-Managed Growth Fund II                                             Fund
Columbia Tax-Managed Value Fund                                                 Fund
Columbia Tax-Managed Aggressive Growth Fund                                     Fund

COLUMBIA FUNDS TRUST II
Columbia Newport Japan Opportunities Fund                                       Fund
Columbia Newport Greater China Fund                                             Fund
Columbia Money Market Fund                                                      Fund

COLUMBIA FUNDS TRUST III
Columbia Mid Cap Value Fund                                                     Fund
Columbia Liberty Fund                                                           Fund
Columbia Global Equity Fund                                                     Fund
Columbia Federal Securities Fund                                                Fund
Columbia Contrarian Income Fund                                                 Fund
Columbia Intermediate Government Income Fund                                    Fund
Columbia Quality Plus Bond Fund                                                 Fund
Columbia Corporate Bond Fund                                                    Fund

COLUMBIA FUNDS TRUST IV
Columbia Tax-Exempt Fund                                                        Fund
Columbia Tax-Exempt Insured Fund                                                Fund
Columbia Utilities Fund                                                         Fund
Columbia Municipal Money Market Fund                                            Fund

COLUMBIA FUNDS TRUST V
Columbia California Tax-Exempt Fund                                             Fund
Columbia Connecticut Tax-Exempt Fund                                            Fund
Columbia Massachusetts Tax-Exempt Fund                                          Fund
Columbia New York Tax-Exempt Fund                                               Fund
Columbia Large Company Index Fund                                               Fund
Columbia U.S. Treasury Index Fund                                               Fund
Columbia Small Company Index Fund                                               Fund
Columbia Intermediate Tax-Exempt Bond Fund                                      Fund
Columbia Massachusetts Intermediate Municipal Bond Fund                         Fund
Columbia Connecticut Intermediate Municipal Bond Fund                           Fund
Columbia New Jersey Intermediate Municipal Bond Fund                            Fund
Columbia New York Intermediate Municipal Bond Fund                              Fund
Columbia Rhode Island Intermediate Municipal Bond Fund                          Fund
Columbia Florida Intermediate Municipal Bond Fund                               Fund
Columbia Pennsylvania Intermediate Municipal Bond Fund                          Fund

COLUMBIA FUNDS TRUST VI
Columbia Small Cap Value Fund                                                   Fund
Columbia Growth & Income Fund                                                   Fund
Columbia Newport Asia Pacific Fund                                              Fund

COLUMBIA FUNDS TRUST VII
Columbia Newport Tiger Fund                                                     Fund
Columbia Europe Fund                                                            Fund

COLUMBIA FUNDS TRUST VIII
Columbia Income Fund                                                            Fund
Columbia Intermediate Bond Fund                                                 Fund

COLUMBIA FUNDS TRUST IX
Columbia Managed Municipals Fund                                                Fund
Columbia High Yield Municipal Fund                                              Fund

COLUMBIA FUNDS TRUST XI
Columbia Growth Stock Fund                                                      Fund
Columbia Young Investor Fund                                                    Fund
Columbia Global Thematic Equity Fund                                            Fund
Columbia European Thematic Equity Fund                                          Fund
Columbia Asset Allocation Fund                                                  Fund
Columbia Dividend Income Fund                                                   Fund
Columbia Large Cap Core Fund                                                    Fund
Columbia International Equity Fund                                              Fund
Columbia Large Cap Growth Fund                                                  Fund
Columbia Disciplined Value Fund                                                 Fund
Columbia Small Cap Fund                                                         Fund
Columbia Small Company Equity Fund                                              Fund

LIBERTY-STEIN ROE FUNDS TRUST
[currently no series outstanding]

LIBERTY-STEIN ROE ADVISOR TRUST
[currently no series outstanding]

SR&F BASE TRUST
[currently no series outstanding]

Columbia Floating Rate Fund                                                     Feeder

Columbia Institutional Floating Rate Income Fund                                Feeder

Stein Roe Floating Rate Limited Liability Company                               Master

CLOSED END FUNDS
Colonial Intermediate High Income Fund                                          Fund
Colonial InterMarket Income Trust I                                             Fund
Colonial Insured Municipal Fund                                                 Fund
Colonial California Insured Municipal Fund                                      Fund
Colonial New York Insured Municipal Fund                                        Fund
Colonial Municipal Income Trust                                                 Fund
Colonial Investment Grade Municipal Trust                                       Fund
Colonial High Income Municipal Trust                                            Fund
Columbia Floating Rate Advantage Fund                                           Fund

LIBERTY VARIABLE INVESTMENT TRUST
Columbia International Fund, VS                                                 Fund
Liberty Growth & Income Fund, VS                                                Fund
Colonial Strategic Income Fund, VS                                              Fund
Newport Tiger Fund, VS                                                          Fund
Colonial Small Cap Value Fund, VS                                               Fund
Liberty All-Star Equity Fund, VS                                                Fund
Liberty S&P 500 Index Fund, VS                                                  Fund
Liberty Select Value Fund, VS                                                   Fund
Liberty Equity Fund, VS                                                         Fund
Columbia Real Estate Equity Fund, VS                                            Fund
Columbia High Yield Fund, VS                                                    Fund

STEINROE VARIABLE INVESTMENT TRUST
Liberty Asset Allocation Fund, VS                                               Fund
Stein Roe Growth Stock Fund, VS                                                 Fund
Liberty Small Company Growth Fund, VS                                           Fund
Liberty Money Market Fund, VS                                                   Fund
Liberty Federal Securities Fund, VS                                             Fund

